KAMAN CORPORATION AND SUBSIDIARIES
                  EXHIBIT 11 - EARNINGS PER SHARE COMPUTATION
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNT)


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                                                 For the Three Months
                                                    Ended March 31,
                                                 --------------------
                                                    2001        2000
                                                    ----        ----
Basic:

  Net earnings                                   $  8,741     $  8,556
                                                 ========     ========
  Weighted average number of shares
    outstanding                                  $ 22,309     $ 23,126
                                                 ========     ========

Net earnings per share - basic                   $    .39     $    .37
                                                 ========     ========

Diluted:

  Net earnings                                   $  8,741     $  8,556

  Elimination of interest expense on 6%
  subordinated convertible debentures
  (net after taxes)                                   255          267
                                                 --------     --------

  Net earnings (as adjusted)                     $  8,996     $  8,823
                                                 ========     ========

  Weighted average number of shares
    outstanding                                    22,309       23,126

  Weighted average shares issuable on
    conversion of 6% subordinated convertible
    debentures                                      1,123        1,194

  Weighted average shares issuable on
    exercise of diluted stock options                 246           36
                                                 --------     --------

    Total                                          23,678       24,356
                                                 ========     ========

Net earnings per share - diluted                 $    .38     $    .36
                                                 ========     ========





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